Exhibit 99.1

Hilltop Holdings Inc. Completes Acquisition of SWS Group, Inc.

DALLAS—Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”), the parent company of PlainsCapital Corporation (“PlainsCapital”), today announced that it has completed its acquisition of Dallas-based SWS Group, Inc. (“SWS”). PlainsCapital, through its operating subsidiaries PlainsCapital Bank and PrimeLending, provides banking and mortgage origination, respectively. SWS’s banking subsidiary, Southwest Securities, FSB, has been merged into PlainsCapital Bank, which will now be the 5th largest Texas-based bank by deposits(1).

SWS’s broker-dealer subsidiaries, Southwest Securities, Inc. and SWS Financial Services, Inc., became subsidiaries of Hilltop Securities Holdings LLC, a holding company directly under Hilltop and the successor of SWS in the merger. In connection with the merger, First Southwest Company and its related entities also became subsidiaries of Hilltop Securities Holdings LLC. Subsequent to the closing of this transaction, First Southwest and Southwest Securities will continue to operate as separate broker-dealers, under combined leadership, until such time as the necessary regulatory approvals are obtained and systems integrations are complete.

Under the terms of the merger agreement, SWS stockholders will receive per share consideration of 0.2496 shares of Hilltop common stock and $1.94 of cash, equating to $6.92 per share based on Hilltop’s closing price on December 31, 2014. The merger consideration, including Hilltop’s existing investment in SWS, is approximately $350 million(2).

“We are excited to close our acquisition of SWS, as this is a significant milestone for Hilltop. The SWS employees, customers and shareholders have been anticipating the closing, so I now want to welcome them to Hilltop and our family of companies. We look forward to bringing together the best of both firms and are confident in our capable and proven management team to work through this integration.” said Gerald J. Ford, Chairman of Hilltop.

Hilltop also is pleased to announce management of the broker-dealers who will lead integration of the companies and the eventual combined broker-dealer. Hill Feinberg will lead the combined broker-dealer as Chairman and CEO, responsible for management of the firm and reporting to Hilltop CEO Jeremy B. Ford. This will be a continuation of Mr. Feinberg’s current role with First Southwest, as he has served as Chairman and CEO of First Southwest since 1991. Before joining First Southwest, Mr. Feinberg was a senior managing director at Bear Stearns & Co. and a vice president and manager of Salomon Brothers in the Dallas office. Jim Ross will serve as Vice Chairman and also will be charged with leading the Retail division. Robert Peterson, who has extensive broker-dealer experience in previous roles at Piper Jaffray Companies, has been brought in to be the President and COO, with significant responsibility for ensuring effective and efficient integration of the broker-dealers. John Muschalek will be the new Chief Administrative Officer, with direct oversight of Clearing, Stock Loan, IT and Operations. Mike Edge will serve as CFO, overseeing all finance and accounting as well as human resources. Allen Tubb has been selected to lead the legal efforts of the new firm as General Counsel.

Stephens Inc. acted as financial advisor to Hilltop, and Wachtell, Lipton, Rosen & Katz acted as legal advisor. Sandler O’Neill & Partners, L.P. acted as financial advisor to the Special Committee of the SWS Board of Directors, and Davis Polk & Wardwell LLP acted as legal advisor.

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Through its wholly owned subsidiary, PlainsCapital Corporation, a regional commercial banking franchise, it has two operating subsidiaries: PlainsCapital Bank and PrimeLending. Under Hilltop Securities Holdings LLC, First Southwest and Southwest Securities provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At September 30, 2014 and prior to the SWS transaction, Hilltop employed approximately 4,400 people and operated approximately 400 locations in 45 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, Firstsw.com and Swst.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Hilltop’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and, except as required by law, Hilltop does not assume any duty to update forward looking statements. Such forward-looking statements include, but are not limited to, statements about the business combination transaction involving Hilltop and SWS, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Hilltop and subsidiaries operate; (ii) the ability to promptly and effectively integrate the businesses of Hilltop and SWS; (iii) the reaction of the companies’ customers, employees and counterparties to the transaction; and (iv) diversion of management time on integration-related issues. For more information, see the risk factors described in the registration statement on Form S-4 filed by Hilltop and Hilltop’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

(1) Pro forma deposit ranking per SNL

(2) Based on Sep. 30, 2014 SWS shares

PlainsCapital Corporation
Investor Relations Contact:
Isabell Novakov, 214-252-4029
inovakov@plainscapital.com

or

Media Relations Contact:
Carol Towne, 214-252-4142
ctowne@plainscapital.com